EXHIBIT 10.33

Date: August 1st, 2005

FIRST AMENDMENT TO
CHEMILOG DEVELOPMENT AND SUPPLY AGREEMENT
This FIRST AMENDMENT TO CHEMILOG DEVELOPMENT AND SUPPLY AGREEMENT, made as of the _1 day of August, 2005, between UCB-BIOPRODUCTS S.A., now UCB S.A (“UCB”) and THE MEDICINES COMPANY (“TMC”).
WHEREAS, UCB and TMC are parties to that certain CHEMILOG DEVELOPMENT AND SUPPLY AGREEMENT, dated December 20, 1999 (the “Supply Agreement”; capitalized terms used herein having the meanings provided in the Supply Agreement); and
WHEREAS, the Parties desire to amend the Supply Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the Parties agree as follows:

1.	ARTICLE 8 - FORECASTS AND ORDERS FOR THE PRODUCT is deleted in its entirety and the following is substituted therefor:
“ARTICLE 8 – FORECASTS AND ORDERS FOR THE PRODUCT

8.1	Forecasts

8.1.1
Except as set forth in 8.1.2 below, on each July 1 during the remainder of the term of this Agreement (each, a “Base Volume Forecast Date”), TMC shall submit to UCB a forecast (each, a “Forecast”) of the amount of Product to be purchased by TMC in the calendar year commencing eighteen (18) months after the Base Volume Forecast Date (the “Forecast Year”). Fifty percent (50%) of the amount of Product specified in each Forecast shall be referred to as the “Base Volume.” Each Forecast shall constitute a binding purchase order for the Base Volume specified therein, and UCB agrees to supply and TMC agrees to purchase such Base Volume. UCB shall supply the Base Volume over the course of the Forecast Year on a delivery schedule to be agreed upon. The remaining fifty percent (50%) of Product specified in each Forecast is non-binding and shall be referred to as the “Variable Volume.”

8.1.2
On July 1, 2005 only, TMC shall submit to UCB a forecast of the amount of Product to be purchased by TMC for the calendar year beginning January 1, 2007 (the “2007 Forecast”). The 2007 Forecast shall be binding as to twenty-six percent (26%) of the applicable API price for the raw materials needed to manufacture the Base Volume required by the 2007 Forecast. On January 1, 2006, TMC shall have the right to reduce the 2007 Forecast (the “Adjusted 2007 Forecast”) at which time TMC shall be bound to the Base Volume specified in the Adjusted 2007 Forecast. If TMC reduces the 2007 Forecast, it shall remain obligated for twenty-six percent (26%) of the applicable API price for the raw materials purchased by UCB to manufacture the Base Volume required by the 2007 Forecast. To the extent any raw materials remain after manufacture of the Product pursuant to the Adjusted 2007 Forecast, UCB shall credit such raw materials against Product ordered by TMC on future Base Volume Forecast Date.

8.2
Beginning on April 1, 2006 and continuing on each January 1, April 1, July 1 and October 1 thereafter during the remainder of this Agreement (each, a “Variable Forecast Date”), TMC may place a firm order to purchase up to 33% of the Variable Volume for a Forecast Year to be delivered in the fourth calendar quarter after the Variable Forecast Date. The aggregate amount of Product ordered on the Variable Forecast Dates in any calendar year may not exceed the Variable Volume for the applicable Forecast Year.

8.3
All Product shall be manufactured by UCB at its Braine l’Alleud, Belgium facility using the approved Chemilog manufacturing process registered and subsequently updated with relevant regulatory authorities. UCB agrees to reserve capacity at its Braine l’Alleud, Belgium facility so as to ensure it is able in any calendar year to manufacture at least the quantity of Product supplied to TMC in the preceding calendar year. UCB shall make its best commercial efforts to manufacture any additional quantities that TMC might forecast in a given calendar year and shall inform TMC in writing of its inability to meet any Base Volume or Variable Volume specified in a Forecast within thirty (30) days of the receipt of such Forecast.

2.	ARTICLE 21- EXCLUSIVITY OF SUPPLY the following Section 21.3 is added

21.3	UCB agrees that it will not supply any Product to any third party during the term of this Agreement.

3.	Except as expressly amended herein, the Supply Agreement remains in full force and effect and the Parties hereby ratify and confirm all of the terms and conditions thereof.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first above-written.

THE MEDICINES COMPANY	UCB S.A.
By: /s/ John D. Richards Name: John D. Richards Title: Vice President Manufacturing OP	By: /s/ A. Jorden Name: A. Jorden Title: President UCB Bioproducts
By: /s/ Cleo Ricci Name: Cleo Ricci Title: B.U. Director P.O. Alan Scarso

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